EXHIBIT 17

                   USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                                [NAME OF SERIES]
              VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING
                           TO BE HELD NOVEMBER 6, 2002

              THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF
                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
                AND PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

The undersigned hereby instructs Allianz Life Insurance Company of North America and Preferred Life Insurance Company of New York to represent and vote the number of shares of the series named above (the "Fund") represented by the number of votes attributable to the undersigned's variable annuity contract or variable insurance contract as of September 6, 2002 at a Special Shareholders Meeting to be held at the offices of BISYS Fund Services at 3435 Stelzer Road, Columbus, Ohio 43219, on November 6, 2002, at 10:00 a.m. Eastern Time and at any adjournment thereof, upon the matter below as set forth in the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement.

All previous voting instructions with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement is acknowledged by your execution of these voting instructions. Mark, sign, date, and return these Voting Instructions in the addressed envelope - no postage required.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

PLEASE FILL IN BOX AS SHOWN USING BLUE OR BLACK INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. [X]

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED "FOR" SUCH MATTER. UPON ALL OTHER MATTERS, ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA ("ALLIANZ LIFE") AND PREFERRED LIFE INSURANCE COMPANY OF NEW YORK ("PREFERRED LIFE") SHALL VOTE ACCORDING TO THEIR BEST JUDGMENT. In their discretion, Allianz Life and Preferred Life are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Trustees' recommendation need only sign and date this voting instruction form and return it in the envelope provided.

                                                         FOR   AGAINST  ABSTAIN
1.       To approve a proposed Agreement and Plan of      [ ]   [ ]       [ ]
         Reorganization ("Plan") between the Fund and a comparable mutual fund.


Please be sure to sign and date voting instructions

                    Please sign exactly as name appears to the left.When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

                              RECORD DATE SHARES:
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Contract owner(s) sign here

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Date


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